UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 10, 2013 (April 8, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into Material Definitive Agreement

On April 8, 2013 (the “Closing Date”), Cooper-Standard Holdings Inc., (the “Company”), Cooper-Standard Automotive Inc. (the “U.S. Borrower”), Cooper-Standard Automotive Canada Limited (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (the “Dutch Borrower”, and, together with the U.S. Borrower and the Canadian Borrower, the “Borrowers”) and certain subsidiaries of the Company, entered into that certain $150 million Amended and Restated Loan and Security Agreement (the “Amended and Restated Senior ABL Facility”) with certain lenders, Bank of America, N.A., as agent (the “Agent”) for such lenders, Deutsche Bank Trust Company Americas, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and bookrunners, and other parties thereto, which amended and restated the existing $125 million senior secured asset-based revolving credit facility, dated as of May 27, 2010, among the Company, the U.S. Borrower, the Canadian Borrower, the lenders and other parties thereto. The following is a summary of the material terms of the Amended and Restated Senior ABL Facility. The summary is generalized, incomplete and, as such, subject to and qualified in its entirety by reference to the provisions of the loan and security agreement governing the Amended and Restated Senior ABL Facility, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

General. The Amended and Restated Senior ABL Facility provides for an aggregate revolving loan availability of up to $150 million, subject to borrowing base availability, including a $50 million letter of credit sub-facility and a $25 million swing line sub-facility. The Amended and Restated Senior ABL Facility also provides for an uncommitted $75 million incremental loan facility, for a potential total Senior ABL Facility of $225 million (if requested by the Borrowers and the lenders agree to fund such increase). No consent of any lender (other than those participating in the increase) is required to effect any such increase.

Maturity. March 1, 2018.

Use of Proceeds. There were no borrowings made under the Amended and Restated Senior ABL Facility on the Closing Date. After the Closing Date, proceeds from the Amended and Restated Senior ABL Facility may be used by the Borrowers to issue commercial and standby letters of credit, to finance ongoing working capital needs and for general corporate purposes.

Borrowing Base. Loan (and letter of credit) availability under the Amended and Restated Senior ABL Facility is subject to a borrowing base, which at any time is limited to the lesser of: (A) the maximum facility amount (subject to certain adjustments) and (B) (i) up to 85% of eligible accounts receivable; plus (ii) up to the lesser of 70% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory; minus reserves established by the Agent. The accounts receivable portion of the borrowing base is subject to certain formulaic limitations (including concentration limits). The inventory portion of the borrowing base is limited to eligible inventory, as determined by periodic independent appraisals. The borrowing base is also subject to certain reserves, which are established by the Agent (which may include changes to the advance rates indicated above). Loan availability under the Amended and Restated Senior ABL Facility is apportioned, as follows: $130 million to the U.S. Borrower, of which a $50 million subline is available to the European Borrower, and $20 million to the Canadian Borrower.

Guarantees; Security. The obligations of the U.S. Borrower, the Canadian Borrower and the European Borrower under the Amended and Restated Senior ABL Facility, as well as certain cash management arrangements and interest rate, foreign currency or commodity swaps entered into by the such Borrowers and their subsidiaries, and certain credit lines entered into by non-U.S. subsidiaries, in each case with the lenders and their affiliates (collectively, “Additional ABL Secured Obligations”) are guaranteed on a senior secured basis by the Company and its U.S. subsidiaries (with certain exceptions), and the obligations of the Canadian Borrower under the Amended and Restated Senior ABL Facility and Additional ABL Secured Obligations of the Canadian Borrower and its Canadian subsidiaries are, in addition, guaranteed on a senior secured basis by the Canadian subsidiaries of the Canadian Borrower. The obligations under the Amended and Restated Senior ABL Facility and related guarantees are secured by a first priority lien on all of each Borrower’s and each guarantor’s existing and future personal property consisting of accounts receivable, payment intangibles, inventory, documents, instruments, chattel paper and investment property, certain money, deposit accounts and securities accounts and certain related assets and proceeds of the foregoing, with various enumerated exceptions, including that: (i) the collateral owned by Canadian Borrower or any of its Canadian subsidiaries that are Guarantors only secure the obligations of Canadian Borrower and such subsidiaries arising under the Amended and Restated Senior ABL Facility and Additional ABL Secured Obligations and (ii) no liens have been granted on any assets or properties of the European Borrower or any other non-US subsidiaries of the Company (other than the Canadian Borrower and Canadian Guarantors, as otherwise specified above) in connection with the Amended and Restated Senior ABL Facility.

Interest. Borrowings under the Amended and Restated Senior ABL Facility bear interest at a rate equal to, at the Borrowers’ option:

•	in the case of borrowings by the U.S. Borrower, LIBOR or the base rate plus, in each case, an applicable margin; or

•	in the case of borrowings by the European Borrower, LIBOR plus an applicable margin; or

•	in the case of borrowings by the Canadian Borrower, BA rate, Canadian prime rate or Canadian base rate plus, in each case, an applicable margin.

The initial applicable margin is 1.5% with respect to the LIBOR or Canadian BA rate-based borrowings and 0.50% with respect to U.S. base rate, Canadian prime rate and Canadian base rate borrowings. The applicable margin is subject, in each case, to quarterly pricing adjustments (based on average facility availability) commencing approximately three months after the Closing Date.

Fees. In addition to paying interest on outstanding principal under the Amended and Restated Senior ABL Facility, the Borrowers are required to pay a fee in respect of committed but unutilized commitments equal to 0.25% per annum when overall usage of the Amended and Restated Senior ABL Facility is greater than 50%, and 0.375% per annum when usage of the Amended and Restated Senior ABL Facility is equal to or less than 50%. The Borrowers are also required to pay a fee on outstanding letters of credit under the Amended and Restated Senior ABL Facility at a rate equal to the applicable margin in respect of LIBOR and BA-based borrowings plus a fronting fee at a rate of 0.125% per annum to the issuer of such letters of credit, together with customary issuance and other letter of credit fees. The Amended and Restated Senior ABL Facility also requires the payment of customary agency and administrative fees.

Voluntary Prepayments. The Borrowers are able to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans, in each case, in whole or in part, at any time without premium or penalty (other than customary breakage and related reemployment costs with respect to repayments of LIBOR-based borrowings).

Covenants; Events of Default. The Amended and Restated Senior ABL Facility includes affirmative and negative covenants that will impose substantial restrictions on the Company’s financial and business operations, including its ability to incur and secure debt, make investments, sell assets, pay dividends or make acquisitions. The Amended and Restated Senior ABL Facility also includes a requirement to maintain a monthly fixed charge coverage ratio of no less than 1.0 to 1.0 when availability under the Amended and Restated Senior ABL Facility is less than specified levels. The Amended and Restated Senior ABL Facility also contains various events of default that are customary for comparable facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 are contained in Item 1.01, above, and are incorporated as if fully restated herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

10.1	Amended and Restated Loan and Security Agreement, dated April 8, 2013, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper- Standard Automotive International Holdings B.V., Cooper-Standard Automotive Canada Limited and Bank of America, N.A., individually and as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Date: April 10, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amended and Restated Loan and Security Agreement, dated April 8, 2013, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper- Standard Automotive International Holdings B.V., Cooper-Standard Automotive Canada Limited and Bank of America, N.A., individually and as agent.